Number 573633





                                 Certificate
                                      of
                                Change of Name
                                  Company Act



                             I Hereby Certify that



                               573633 B.C. LTD.




                       has this day changed its name to

                      GLOBAL INTERNET COMMUNICATIONS INC.




                      Issued under my hand at Victoria, British Columbia

                                     on November 14, 2000





                                     /s/    John S. Powell
                                        JOHN S. POWELL
                                    Registrar of Companies
                                 PROVINCE OF BRITISH COLUMBIA
                                            CANADA

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